                                  SCHEDULE 14C

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/X/ Preliminary Information Statement    / / Confidential,
                                             for use of the Commission only
/ / Definitive Information Statement         (as permitted by Rule 14c-5(d)(2)).

                              LINDNER INVESTMENTS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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
                               LINDNER INVESTMENTS
                          520 LAKE COOK ROAD, SUITE 381
                            DEERFIELD, ILLINOIS 60015


April 2002


Dear Lindner Communications Fund Shareholder:

Pursuant to the Securities and Exchange Commission's Exemptive Order issued last November, the Board of Trustees for the Lindner Communications Fund (the "Fund") is pleased to notify you that we have selected Gamco Investors, Inc. (known as Gabelli Asset Management) as subadviser for our Fund. This document provides you with the Fund's Information Statement in accordance with SEC rules and our SEC exemptive order.

This is a very exciting time for the Lindner Family of Funds. We are contracting with leading asset managers that have specialized expertise and proven track records. Gabelli clearly meets these criteria. We are committed to finding, hiring and monitoring the "best of the best" asset managers in each category in order to meet our performance goals and better serve our shareholders.

Sincerely,



Christopher P. Schwartz                              Albert A. Pisterzi
Chief Investment Officer                             Chief Operating Officer









THIS IN NOT A PROXY STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS FOR YOUR INFORMATION ONLY.

                               LINDNER INVESTMENTS
                          520 LAKE COOK ROAD, SUITE 381
                            DEERFIELD, ILLINOIS 60015

                              INFORMATION STATEMENT
                                 APRIL __, 2002

         This information statement is being furnished to the shareholders of Lindner Communications Fund (the "Fund"), a series of Lindner Investments, a Massachusetts business trust (the "Trust"), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the "SEC Order") issued by the Securities and Exchange Commission ("SEC"). The SEC Order permits the Fund's Adviser (as defined below) to hire new subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval. Pursuant to the SEC Order, the Fund has agreed to provide certain information about any new subadviser to the shareholders of the Fund being managed by the subadviser. Shareholders are not being asked to vote on the hiring of the new subadviser, but are encouraged to review this information statement.

         The Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company. Six separate investment portfolios are currently offered by the Trust, one of which is Lindner Communications Fund. The Trust's trustees are referred to here as the "Board," "Board Members" or "Trustees." The Trust's principal executive office is at 520 Lake Cook Road, Suite 381, Deerfield, Illinois 60015.

         This information statement relates to the approval by the Trustees, including a majority of the Trustees who are not parties to the contract and were not interested persons of those parties, as defined in the Investment Company Act (the "Independent Trustees"), on March 6, 2002, of a new subadvisory contract for the Fund dated March 6, 2002, between Lindner Asset Management, Inc. (the "Adviser") and Gamco Investors, Inc. d/b/a Gabelli Asset Management Company ("Gabelli") (the "Subadvisory Contract"), a copy of which is attached hereto as Exhibit A. Prior to Gabelli's assumption of its subadvisory responsibilities, the Fund was managed on a temporary basis by Argent Capital Management, LLC ("Argent") while the Adviser identified a permanent subadvisor for the Fund.

         The Fund will pay for the costs associated with preparing and distributing this information statement to its shareholders. This information statement will be mailed on or about April __, 2002.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE INVESTMENT ADVISER

         Lindner Asset Management, Inc. serves as the Fund's investment adviser under an investment management agreement dated as of August 1, 2001. The Adviser also performs certain administrative services for the Fund. The Adviser is registered as an investment adviser with the SEC. As of December 31, 2001, the Adviser managed approximately $500 million of assets, all of which were assets of the Trust. Information concerning the Trust's current management arrangements can be found in Exhibit B. Information concerning officers of the Trust is set forth in Exhibit C.

         MANAGER-OF-MANAGERS STYLE. The Adviser intends to act as a "manager-of-managers." The SEC Order generally allows the Adviser to enter into and amend agreements with unaffiliated investment subadvisers without obtaining shareholder approval each time. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of the Independent Trustees) must approve any new or amended agreements with subadvisers. Shareholders of the Fund will continue to have the right to terminate an agreement with a subadviser at any time, without penalty, by a vote of the majority of outstanding shares of the Fund. The Adviser, on behalf of the Fund, will notify shareholders of any new subadviser or of any material amendments to the agreement with a subadviser pursuant to the SEC Order. The Adviser remains responsible for the performance of all of the six separate investment portfolios of the Trust, oversees subadvisers to ensure compliance with the Fund's investment objectives and policies, and monitors each subadviser's adherence to its investment style and performance results in order to recommend any changes in subadvisers to the Trust's Board of Trustees.

SHAREHOLDER REPORTS

         The Fund's most recent annual report for the fiscal year ended June 30, 2001 and semi-annual report for the six month period ended December 31, 2001, have been sent to its shareholders. Copies of the Fund's most recent annual report and semi-annual report may be obtained without charge by writing the Fund, care of US Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 or by calling (800) 995-7777 (toll-free).

SHAREHOLDINGS

         The table below sets forth the Fund's net asset value and number of outstanding shares as of February 28, 2002:

         Net Asset Value            Number of Outstanding Shares
         ---------------            ----------------------------
         $11,270, 601                      1,756,572.488

         The beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of the Fund as of February 28, 2002, are listed below:

                                      No. of Shares                 Percent of Outstanding
Name and Address                    Held Beneficially              Shares Held Beneficially
----------------                    -----------------              ------------------------
Charles Schwab Co. Inc.                129,358.410                           7.4%
FBO Schwab Customers
(Reinvestment Account)
Attn Mutual Funds Dept
101 Montgomery St
San Francisco, CA 94104

         To the knowledge of the Trust, the executive officers and Board members of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund as of February 28, 2002.

                            NEW SUBADVISORY CONTRACT

         On March 6, 2002, the Trustees, including all of the Independent Trustees, unanimously approved the selection by the Adviser of Gabelli as subadviser to the Fund and the Subadvisory Contract.

         Section 15 of the Investment Company Act requires that a majority of the Fund's outstanding shares approve its subadvisory contracts. However, on November 30, 2001, the SEC issued the SEC Order granting exemptive relief from certain requirements of Section 15, provided that the Fund complies with the conditions of the SEC Order. According to the SEC Order, which is subject to a number of conditions, the Adviser may enter into subadvisory contracts on behalf of the Fund without receiving prior approval of these contracts by the shareholders.

         On July 6, 2001, shareholders of the Fund authorized the Adviser to hire, terminate or replace investment subadvisers, and make material changes to subadvisory contracts, without the approval of the Fund's shareholders, but subject to the supervision and approval of the Board. This new arrangement was approved by the Fund's shareholders at a meeting held on July 6, 2001.

         As a result of the SEC's issuance of the SEC Order, the Subadvisory Contract became effective on March 8, 2002, and the Board of Trustees will, without further shareholder approval, hereafter be able to appoint initial, additional or replacement subadvisers for the Fund.

                   BOARD CONSIDERATION OF SUBADVISORY CONTRACT

         In considering the approval of the Subadvisory Contract, the Trustees, including the Independent Trustees, considered whether the approval of the Subadvisory Contract was in the best interests of the Fund and its shareholders. At the meeting, the Trustees reviewed materials furnished by the Adviser and Gabelli and met with representatives of Gabelli. The Adviser explained to the Trustees the research, review and selection process that it employed to identify subadviser candidates for the Fund, which included the submission of requests for proposals from candidates and on-site visits by the Adviser to those candidates under serious consideration. The Adviser explained the reasons why it selected Gabelli and why it recommended that the Trustees approve Gabelli as the Fund's new subadviser.

         The Trustees considered a number of factors in approving Gabelli, including Gabelli's history and background in managing similar portfolios for other clients, Gabelli's investment philosophy, long-term performance record, and the experience and background of the Gabelli personnel who would be responsible for managing the Fund's assets. The Trustees also considered Gabelli's facilities and compliance procedures. The Trustees considered the nature, quality and extent of services expected to be provided to the Fund by Gabelli as well as the reputation of Gabelli in the asset management industry. The Trustees also considered the size and structure of Gabelli, as well as the amount of assets that Gabelli currently manages.

         The Trustees discussed and reviewed the terms of the Subadvisory Contract. Under the Subadvisory Contract between the Adviser and Gabelli, the subadvisory fee is payable at the rate of 0.40% of the Fund's average daily net assets. These fees are paid by the Adviser and therefore the Fund will not experience an increase in its expenses as a result of the new Subadvisory Contract.

         In evaluating the terms of the Subadvisory Contract, the Trustees took into account the fact that under the "manager-of-managers" style, the Adviser will continue to be responsible for analyzing economic and market trends, formulating and continuing assessment of investment policies and recommending changes to the Board where appropriate, supervising compliance by Gabelli with the Fund's investment objective, policies and restrictions, as well as with laws and regulations applicable to the Fund, evaluating the performance of Gabelli as compared to certain selected benchmarks and pre-determined peer groups, evaluating potential additional or replacement subadvisers and recommending changes to the Board where appropriate, and reporting to the Board and shareholders on the foregoing.

         Based upon their review, the Trustees concluded that the Subadvisory Contract was in the best interests of the Fund and the shareholders of the Fund. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, unanimously approved the Subadvisory Contract.

               INFORMATION CONCERNING GAMCO INVESTORS, INC., d/b/a
                        GABELLI ASSET MANAGEMENT COMPANY

         The following is a description of Gabelli. Gabelli is not affiliated with the Adviser.

         Gabelli's principal executive offices are located at One Corporate Center, Rye, New York 10580 and the telephone number is (914) 921-5000. Gabelli is a registered investment advisor and a wholly owned subsidiary of Gabelli Asset Management, Inc. ("GAMI"), a financial services company located at One Corporate Center, Rye, New York 10580. Since February 1999, GAMI has been a publicly traded company on the New York Stock Exchange. Gabelli Group Capital Partners, Inc. ("GGCP") owns all of GAMI's Class B Stock representing approximately 98% of the combined voting power and 81% of the shares of GAMI's outstanding stock. Mario J. Gabelli owns approximately two-thirds of the ownership interest in GGCP. GGCP's principal executive offices are also located at One Corporate Center, Rye, New York 10580.

         Since 1977, GAMI has provided investment management services through Gabelli to a broad spectrum of institutional and high net worth investors. The primary business of Gabelli is the management of investment portfolios for institutions, mutual funds and individuals, and as of December 31, 2001, Gabelli had in excess of $11 billion of assets under management. The Fund is managed by an investment team that includes:

         - Mario J. Gabelli earned a BS in accounting from Fordham University and a MBA in international banking and finance from the Columbia University Graduate School of Business. Mr. Gabelli is the Chief Executive Officer and Chief Investment Officer of Gabelli and has served in that capacity for Gabelli and its predecessor since its inception in 1977. Mr. Gabelli also serves on the Board of Governors of the American Stock Exchange and on the Boards of Trustees for two educational institutions and a charitable foundation. Mr. Gabelli is a Chartered Financial Analyst.

         - Ivan Arteaga earned a BS Accounting degree from Boston College and a MBA degree from Columbia University Graduate School of Business. He joined Gabelli in 1992, and was previously employed for more than two years by KPMG. Mr. Arteaga has broad investment experience as an analyst and portfolio manager and he covers a wide range of industries. Mr. Arteaga is a Chartered Financial Analyst.

         The day-to-day management and operating control of Gabelli is done by Mario J. Gabelli, Chairman and Chief Executive Officer of Gabelli.

         The table below lists the name, age and principal occupation during the past five years for each of the executive officers and investment professionals of Gabelli:

Name, Age and Address                       Principal Occupation (Past 5 Years)
---------------------                       -----------------------------------
Mario J. Gabelli, 59                        Chairman, Chief Executive Officer, Chief Investment Officer
One Corporate Center                        and a director of Gabelli and GAMI since 1977. In connection
Rye, New York 10580                         with those responsibilities, he serves as director or trustee and/or an officer of registered investment companies managed by GAMI and its affiliates ("Gabelli Funds"). Mr. Gabelli
                                            serves as Chairman of Lynch Corporation, a public company
                                            engaged in manufacturing; Chairman and Chief Executive

                                            Officer of Lynch Interactive Corporation, a public company engaged in multimedia and other services; and a director of
                                            Spinnaker Industries, Inc., a public company engaged in
                                            manufacturing. In addition, Mr. Gabelli is the Chairman and
                                            Chief Executive Officer of Gabelli Group Capital Partners,
                                            Inc., a private company which owns all of the Class B Stock of GAMI and makes investments for its own account; and the
                                            Chairman of MJG Associates, Inc., which acts as a general
                                            partner or investment manager of various investment funds
                                            and other accounts. Mr. Gabelli also serves as a Governor of the American Stock Exchange.

James E. McKee, 38                          Vice President, General Counsel and Secretary of Gabelli
One Corporate Center                        since December 1993 and as Vice President, General Counsel
Rye, New York 10580                         and Secretary of GAMI or its predecessor since August 1995.

Ivan Arteaga, 33                            Analyst and Portfolio Manager with Gabelli and GAMI since
One Corporate Center                        1992.  Prior to joining Gabelli and GAMI, he was previously
Rye, New York 10580                         employed by KPMG. Mr. Arteaga earned a BS Accounting
                                            Degree from Boston College and a MBA degree from
                                            Columbia University Graduate School of Business. Mr.
                                            Arteaga is a Chartered Financial Analyst.

         Gabelli presently serves as an investment adviser to the following investment companies having a similar objective to the Fund:

Name of Fund                        Net Assets as of December 31, 2001          Fee Paid
------------                        ----------------------------------          --------
The Gabelli Global                            $234,476,246                         1%
Telecommunications Fund

The Gabelli Global                            $181,571,399                         1%
Multimedia Trust Inc.

                          TERMS OF SUBADVISORY CONTRACT

         The following summary of the Subadvisory Contract is qualified in its entirety by reference to the copy of the Subadvisory Contract attached as Exhibit A to this information statement.

         Under the Subadvisory Contract, Gabelli is compensated by the Adviser (and not the Fund) at an annual rate of 0.40% of the Fund's average daily net assets. The Subadvisory Contract provides that, subject to the Adviser's and the Board of Trustees' supervision, Gabelli is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, Gabelli also provides the Adviser with all books and records relating to the transactions it executes and renders to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

         The Subadvisory Contract will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Subadvisory Contract may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, (2) the Subadvisory Contract will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Fund's investment management agreement with the Adviser, and (3) the Subadvisory Contract may be terminated at any time by Gabelli or the Adviser on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Contract.

         The Subadvisory Contract provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Gabelli will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

TEMPORARY SUBADVISER

         Prior to Gabelli's assumption of its subadvisory responsibilities, the Fund was managed on a temporary basis by Argent Capital Management, LLC ("Argent") while the Adviser identified a permanent subadviser for the Fund. Argent served as the temporary subadviser as a result of the approval by the Trustees, including a majority of the Independent Trustees, on November 20, 2001, of a new subadvisory contract for the Fund dated November 21, 2001, between the Adviser and Argent (the "Argent Subadvisory Contract"). Argent served as the temporary subadviser from November 30, 2001 until March 8, 2002.

         Under the Argent Subadvisory Contract, the subadvisory fee was payable at the rate of 0.30% of the Fund's average daily net assets up to $249,999,999, 0.35% of the Fund's average daily net assets next $250 million, and 0.40% of the Fund's average daily net assets in excess of $499,999,999, provided, however, that until June 1, 2002, Argent agreed to waive that portion of its fees otherwise payable which were in excess of 0.05% of the Fund's average daily net assets. The subadvisory fees were paid by the Adviser.

         Information concerning Argent and the portfolio manager of the Fund appointed by Argent to perform the portfolio management services from November 30, 2001 until March 8, 2002 is set forth in Exhibit D.

SHAREHOLDER PROPOSALS

         As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Trust Instrument. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Fund's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.


                                          Robert L. Miller, Secretary

Dated April __, 2002

                                                                       EXHIBIT A

                            SUBADVISORY CONTRACT WITH
                          GAMCO INVESTORS, INC., d/b/a
                        GABELLI ASSET MANAGEMENT COMPANY
                           LINDNER COMMUNICATIONS FUND


         This Sub-Advisory Contract (the "Agreement") is entered into on March 6, 2002, between LINDNER ASSET MANAGEMENT, INC., a Michigan corporation (the "Adviser"), and GAMCO INVESTORS, INC., d/b/a/ GABELLI ASSET MANAGEMENT COMPANY, a New York corporation (the "Subadviser").

         WHEREAS, the Adviser has entered into an Investment Management Agreement, dated as of August 1, 2001 (the "Management Agreement"), with Lindner Investments (the "Trust"), a Massachusetts business trust that is registered as a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Adviser acts as adviser of the Trust's separate series of shares of beneficial interest, one of which is the Lindner Communications Fund (the "Fund"); and

         WHEREAS, the Trust has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Adviser desires to retain the Subadviser to provide investment advisory services to the Fund and to manage the Fund as the Adviser shall from time to time direct, commencing on the Effective Date specified in
Section 7, and the Subadviser is willing to render such investment advisory services;

         NOW, THEREFORE, the parties agree as follows:

         1. Portfolio Management Services; Allocation of Brokerage. Subject to the direction of the Adviser and the Board of Trustees of the Trust, the Subadviser shall provide portfolio management services to the Fund, including (but not limited to) the purchase, retention and disposition of portfolio securities in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the Prospectus), portfolio reconciliation, cash management, back-office services, periodic reporting to the Adviser and the Board of Trustees of the Trust and such other services as may be reasonably requested by the Adviser. The Subadviser shall not effect any transactions that would cause the Funds to be out of compliance with any of such investment objectives, policies or restrictions. The Subadviser's activities shall be subject to the following understandings:

                  (a) The Subadviser shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash or invested in cash equivalents.

                  (b) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Declaration of Trust, Bylaws and Prospectus of the Fund and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust, co-operate with the Adviser's personnel responsible for monitoring the Fund's compliance, and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other federal and state laws and regulations to the extent applicable to the Subadviser's services. In connection therewith, the Subadviser shall, among other things, comply with the Subadviser's code of ethics and the Trust's soft dollar trading and brokerage allocation policies (as described in the Trust's Statement of Additional Information or as otherwise adopted from time to time by the Trust), and such other policies as the Adviser or the Trust may establish, and it shall prepare and provide to the Adviser such reports as are, or may in the future be, reasonably required to permit the Adviser or the Trust to make such filings as are required by the Commission. The Adviser agrees to provide copies of such policies to the Subadviser prior to their adoption by the Adviser or the Trust, and to allow the Subadviser an opportunity to comment thereon.

                  (c) The Subadviser shall have authority and discretion to select brokers and dealers (but only brokers or dealers not directly or indirectly affiliated with the Subadviser or the Adviser) to execute portfolio transactions for the Fund, and to select markets on or in which these transactions will be executed.

                           (i) In exercising such authority and discretion, the
                  Subadviser's primary responsibility shall be to seek to obtain best net price and execution for the Fund. However, this responsibility shall not require the Subadviser to solicit competitive bids for each transaction or to seek the lower available commission cost, so long as the Subadviser reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of any brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Subadviser, viewed in terms of either the particular transaction or the Subadvisers overall responsibility with respect to its clients, indicating the Fund, as to which the Subadviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on a particular transaction. The Subadviser shall, at its expense, prepare and submit to the Adviser once each year at a time designated by the Adviser, a report which evaluates the Subadviser's performance in fulfilling its responsibilities under this clause (i).

                           (ii) Subject to the requirements of clause (i) alone,
                  the Adviser shall have the right to request that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Adviser and the Subadviser, shall be executed by brokers and dealers that provide brokerage or research services directly to the Adviser (including research services that are designed to assist the Adviser in evaluating the performance of the Subadviser), or as to which an ongoing relationship will be of value to the Fund and its shareholders in the management of the Fund's assets.

                           (iii) On occasions when the Subadviser deems the
                  purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                  (d) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs
         (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust's Board of Trustees and to the Adviser such periodic and special reports as the Trustees or the Adviser may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Fund or the Adviser with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

                  (e) The Subadviser shall provide to the Adviser and to the Fund's Custodian on each business day information relating to all transactions concerning the Fund's assets that it manages, including (but not limited to) any pricing discrepancies from daily closing prices reported by the Fund's pricing services, and shall provide the Adviser with such other information as the Adviser may request.

                  (f) The Subadviser and Adviser understand and agree that the Adviser intends to manage the Fund in a "manager-of-managers" style, and that the Adviser will, among other things, (i) continually evaluate the performance of the Subadviser to the Fund through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust's Board of Trustees as to whether this contract with the Subadviser should be renewed, modified, or terminated and (iii) periodically report to the Trust's Board of Trustees regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

                  (g) The Subadviser will provide to the Adviser reasonable support for marketing and sales activities with respect to the Fund. The Adviser will reimburse the Subadviser for its out-of-pocket expenses incurred in connection with such marketing support, provided that the expenses are approved in advance by the Adviser. The Subadviser shall submit all marketing materials, press releases and other public announcements to the Adviser for its prior approval before using or releasing any of the same.

                  (h) The Subadviser shall promptly notify the Adviser of any change in the employment status of the specific individuals employed by the Subadviser to perform the investment management services described above, of any change in the investments process by which the Fund is managed, and of any material changes in the senior management, trading policies, operations or ownership of the Subadviser. In addition, the Subadviser shall promptly notify the Adviser of (a) any portfolio securities that become in default, have been downgraded by a naturally-recognized rating agency or become illiquid, (b) any pending litigation or investigation involving the Subadviser or (c) any scheduled examination of its operations by the Commission.

         2. Books and Records. The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to Section 1(d) hereof and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to Section 1(d) hereof.

         3. Voting of Proxies. Subject to such oversight as the Board of Trustees of the Trust deems appropriate, the Subadviser shall have the authority to vote and direct the voting of all proxies solicited by or with respect to the issuers of securities in which assets of the Fund shall be invested from time to time in accordance with such policies as may be determined from time to time by the Subadviser. The Subadviser shall provide a copy of its proxy voting policies to the Adviser, shall promptly notify the Adviser of any change in such policies and shall provide a report to the Adviser by the 20th of the month following the end of each calendar quarter which shows the votes which have been cast by the Subadviser with respect to portfolio securities of the Fund during such quarter.

         4. Compliance With Laws. The Subadviser agrees to maintain its registration as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and any other applicable state and federal laws or regulations. The Subadviser shall furnish to the Adviser a copy of the Subadviser's Form ADV registration under the Advisers Act and shall provide a copy of each amendment thereto promptly after making any amendment. The Subadviser has adopted and agrees to implement a code of ethics containing provisions reasonably necessary to prevent its Access Persons (as such term is defined in Rule 17j-1 under the 1940 Act) from engaging in any conduct prohibited by Rule 17j-1. The Subadviser will provide to the Adviser each quarter a certification evidencing compliance by the Subadviser's Access Persons with such code of ethics.

         5. Furnishing Records. The Subadviser shall furnish to the Adviser copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to Section 1(b) hereof as the Adviser may reasonably request.

         6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser shall pay the Subadviser as full compensation therefor, a fee at the annual rate of 40 basis points (0.40%) of the average daily net assets of the Fund, which fee will be computed daily, and paid monthly. Such fee shall be calculated by applying the annual rates set forth below to the average daily net assets of the Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of the Fund.

         7. Limitation on Liability of Subadviser. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

         8. Commencement Date; Term; Termination. The Subadviser shall commence to provide services hereunder, and this Agreement shall become effective, on the date first stated above (the "Effective Date"). This Agreement shall continue in effect for a period of two years from the Effective Date, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect from year-to-year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Adviser or the Subadviser at any time, without the payment of any penalty, on not less than 30 or more than 60 days' prior written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

         9. No Exclusivity. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         10. Materials to be Provided by Adviser. During the term of this Agreement, the Adviser agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing within three (3) business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

         11. Amendments. This Agreement may be amended by mutual written consent, but the consent of the Board of Trustees of the Trust must be obtained in conformity with the requirements of the 1940 Act and any exemptive order issued by the Securities and Exchange Commission permitting the Adviser to operate in a "manager-of-managers" style.

         12. Governing Law. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Illinois.

         13. Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been given if sent by first class mail, overnight delivery or hand delivery to the following addresses:

         If to the Adviser, to:
                  Lindner Asset Management, Inc.
                  520 Lake Cook Road, Suite 381
                  Deerfield, IL 60015
                  Attention:  Vice President and Chief Investment Officer

         If to the Subadviser, to:
                  GAMCO Investors, Inc.
                  One Corporate Center
                  Rye, NY 10580-1435
                  Attention:  Regina M. Pitaro, Managing Director

         IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designed below as of the day and year first above written.

                                     LINDNER ASSET MANAGEMENT, INC.


                                     By:          /s/ Doug T. Valassis
                                        ----------------------------------------
                                     Title: Chairman and Chief Executive Officer

                                     GAMCO INVESTORS, INC.


                                     By:         /s/ Douglas R. Jamieson
                                          --------------------------------------
                                     Title: Executive Vice President

                                                                       EXHIBIT B

                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISER

         Lindner Asset Management, Inc. serves as the Fund's investment adviser under an investment management agreement ("Advisory Agreement") dated as of August 1, 2001, and renewed thereafter as required by the Investment Company Act. The Advisory Agreement was last approved by the Trustees of the Fund, including a majority of the Independent Trustees, on March 12, 2001. The Advisory Agreement was approved by the Fund's shareholders on July 6, 2001.

         The Adviser is controlled by Valassis Irrevocable Trusts established for the benefit of Doug T. Valassis, D. Craig Valassis and their sister, Debra
A. Lyonnais. As of April 10, 2001, these trusts together beneficially owned 65% of the voting stock of the Adviser. Eric E. Ryback and trusts established for his children own the remaining 35% of the common stock of the Adviser. As shown below, Doug Valassis and Eric Ryback, who are Trustees and officers of the Trust, are also directors and/or officers of the Adviser, and Robert Miller, who is an officer of the Trust, is also an officer of the Adviser.

TERMS OF THE ADVISORY AGREEMENT

         Under the Advisory Agreement, and the Administration Agreement, dated as of August 1, 2001 (the "Administration Agreement"), between the Trust and the Adviser, the Adviser provides the Fund with investment advisory services and certain administrative services. As the Adviser, Lindner Asset Management manages the investment operations of the Fund and the composition of the Fund's investment portfolio, including the purchase, retention and sale of securities in the portfolio, in accordance with the Fund's investment objectives, policies and restrictions. The Advisory Agreement authorizes the Adviser to employ a subadviser for the Fund, which will furnish the day-to-day portfolio management services for the Fund. If a Subadviser is employed for the Fund, the Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any sub-advisory contract

THE ADVISER'S DIRECTORS AND OFFICERS

         The table below lists the name, age and principal occupation during the past five years for each of the directors and principal executive officers of the Adviser:

NAME, AGE AND ADDRESS          PRINCIPAL OCCUPATION                    POSITION(S) WITH THE ADVISER
---------------------          --------------------                    ----------------------------
Doug T. Valassis, 49           Chairman of the Adviser;                Director, Chairman and
520 Lake Cook Road             Chairman of the Trust; President        Chief Executive Officer
Suite 381                      of Franklin Enterprises, Inc., a
Deerfield, IL 60015            private investment firm owned by
                               members of Mr. Valassis' family.

Albert A. Pisterzi, 61         Vice Chairman, Chief  Operating         Vice Chairman and Chief
520 Lake Cook Road             Officer of the Adviser since            Operating Officer
Suite 381                      October 2001; prior to that he was
Deerfield, IL 60015            Director of Marketing for
                               Gofen & Glossberg

Robert L. Miller, 45           Vice President, Chief Administrative    Vice President, Treasurer,
520 Lake Cook Road             Officer and Secretary of the Adviser;   Chief Administrative Officer
Suite 381                      Vice President and Treasurer of         and Secretary
Deerfield, IL 60015            Franklin Enterprises, Inc., Vice
                               President, Treasurer and
                               Secretary of the Trust

Christopher P. Schwartz, 41    Vice President, Chief Investment        Vice President and Chief
520 Lake Cook Road             Officer of the Adviser since            Investment Officer
Suite 381                      November 2002; prior to that he was
Deerfield, IL 60015            from 1998 a Principal, Director -
                               Global Investment Forum and
                               Chairperson of the Global Research
                               Committee for William M. Mercer, Inc.

D. Craig Valassis, 45          Private investor and part owner         Director
39400 Woodward Avenue          of Franklin Enterprises, Inc.
Suite 270
Bloomfield Hills, MI 48304

Eric E. Ryback, 50             Private investor                        Director and President
7343 Westmoreland
St. Louis, MO 63130

Perry E. Hall II, __           _________________________               Director
_______________________        _________________________
_______________________        _________________________


ADVISER COMPENSATION AND FEE WAIVERS

Under the Advisory Agreement, the Trust will pay the Adviser management fees, as a percentage of the average net assets of the Fund, as follows (before giving effect to any fee waivers described below):

                                                                   MANAGEMENT FEES
                                                                   ---------------
              First $500 million of assets.............................  1.00%
              Assets between $500 million and $1 billion...............  0.90%
              Assets over $1 billion...................................  0.85%

The compensation payable to all subadvisers is paid by the Adviser. The Fund is not responsible for payment of any subadvisory fees. For the two fiscal years ending June 30, 2003, the Adviser has agreed to waive a portion of its investment management fees and its administration fees, or to reimburse expenses, to the extent that the Fund's total expense ratio exceeds 1.55%. After July 1, 2003, this fee waiver may be discontinued by the Adviser at any time.

The Fund paid $237,340 for advisory fees during the fiscal year ended June 30, 2001 before deducting any fee waivers or expense reimbursements. These fees were paid pursuant to advisory and service contracts that are no longer in effect, and have been replaced by the Advisory Agreement described above.

TRANSFER AGENT

The Fund's transfer agent is US Bancorp Fund Services, LLC ("US Bancorp Services"), 615 East Michigan Street, Milwaukee, Wisconsin 53202, pursuant to which US Bancorp Services maintains shareholder records and keeps such accounts, books, records, or other documents as the Fund is required to keep under federal or state laws. US Bancorp Services also acts as stock registrar and dividend disbursing agent, issues and redeems the Fund's shares, mails the Fund's prospectus and proxy statements to the Fund's shareholders, and disburses dividend payments. Prior to February 19, 2001, the Adviser served as transfer agent, stock registrar and dividend disbursing agent for the Fund, and as compensation for these services, the Adviser was paid $15,645 for its services in connection with the Fund during the fiscal year ended June 30, 2001.

ADMINISTRATOR

The Trust bears all expenses of its operations other than those incurred by the Adviser and the Subadvisers under their respective Advisory Agreement or Sub-Advisory Contract, and those incurred by the Adviser under the Administration Agreement. In particular, the Fund pays investment management fees, administration fees, shareholder servicing fees and expenses, custodian and accounting fees and expenses, legal and auditing fees, expenses of printing and mailing prospectuses and shareholder reports, registration fees and expenses, proxy and meeting expenses and Trustees' fees and expenses. The Adviser currently performs, or supervises the performance by others of, certain management services for the Trust. The Administration Agreement provides for compensation to be paid to the Adviser equal to 0.10% per year of the Fund's average daily net assets. No amounts were paid to the Adviser under the current Administration Agreement for the fiscal year ended June 30, 2001. As of May 14, 2001, US Bancorp Services acts as the Fund's Sub-administrator.

Each of the Advisory Agreement, the Sub-Advisory Contracts, the Transfer Agent Servicing Agreement and the Administration Agreement may be terminated by any party thereto upon 60 days' notice, and may be terminated immediately by the Trust for cause, as defined in each Agreement. Each Agreement also provides that after an initial two-year period, it will automatically terminate (1) if it is not approved by a majority of the Trust's trustees and a majority of the Trust's Independent Trustees prior to the anniversary date of the agreement, or (2) if it is assigned in whole or in part by either party. If any Agreement is terminated for either of the foregoing reasons, the Trust will enter into a similar arrangement with another qualified party upon such terms and conditions as can be obtained at that time.

DISTRIBUTOR; DISTRIBUTION PLAN

Quasar Distributors, LLC (the "Distributor") acts as the principal underwriter and distributor of the Fund's shares and continually offers shares of the Fund pursuant to a Distribution Agreement approved by the Trustees. The Distributor is a Delaware limited liability company that is an indirect wholly-owned subsidiary of U.S. Bancorp.

Pursuant to a Distribution Plan adopted in March 2001 by the Board of Trustees and approved by the shareholders of the Fund in July 2001 under Rule 12b-1 under the Investment Company Act, the Fund may incur certain expenses that may not exceed a maximum amount equal to 0.25% of the average daily net asset value of the Fund. The Fund paid $425 in fees under the previous Distribution Plan during the fiscal year ended June 30, 2001. All of the fees paid by the Fund were paid to compensate broker-dealers and their sales personnel for sales of shares of the Fund. No amounts were paid under the new Distribution Plan during the fiscal year ended June 30, 2001.

BROKERAGE

During the fiscal year ended June 30, 2001, the Fund paid total brokerage commissions of $180,618. During the fiscal year ended June 30, 2001, the Fund did not pay any brokerage commissions to Bemos Investments Advisers, LLC ("Bemos"), a broker that was an affiliated person of Doug T. Valassis, the Chairman of the Trust. Mr. Valassis controls certain investment entities that owned 85% of the voting securities of Bemos. In September 2000, the Adviser ceased trading through Bemos and Bemos is no longer in business.

                                                                       EXHIBIT C

                               OFFICER INFORMATION

         The Officers of the Trust are listed below, together with information regarding their principal business occupations during at least the past five years and their ages.

                                 POSITION(S) HELD      PRINCIPAL OCCUPATION(S)
NAME, AGE AND ADDRESS            WITH THE TRUST        DURING PAST FIVE YEARS
---------------------            --------------        ----------------------
Doug T. Valassis, 49             Chairman of the       Chairman and Trustee of the Trust. Chairman,
520 Lake Cook Road               Board and Trustee     Chief Executive Officer and a Director of the
Suite 381                                              Adviser since 1993. President of Franklin
Deerfield, IL 60015                                    Enterprises, Inc., a private investment firm,
                                                       for more than five years.

Eric E. Ryback, 50               President             President and Trustee of the Trust. President
7343 Westmoreland                and Trustee           and a Director of the Adviser since 1993.
St. Louis, MO 63130

Robert L. Miller, 45             Vice President        Vice President and Treasurer of Franklin
520 Lake Cook Road               Secretary and         Enterprises for more than five years. Also
Suite 381                        Treasurer             serves as Vice President, Secretary and Treasurer
                                                       of the Adviser.

                                                                       EXHIBIT D

                INFORMATION CONCERNING ARGENT CAPITAL MANAGEMENT

         The following is a description of Argent. Argent is not affiliated with the Adviser.

         Argent is located at 700 Corporate Park Drive, Suite 320, Clayton, Missouri 63105. Argent is an independent investment management company founded in 1998 that is a registered investment adviser. The primary business of Argent is the management of equity portfolios and investment grade bond portfolios for institutions and individuals and at September 30, 2001, it had in excess of $300 million of assets under management. Argent appointed the following portfolio manager of the Fund for the period from November 30, 2001 until March 8, 2002:

         John F. Meara received a BSBA degree in finance and real estate from the University of Missouri. Mr. Meara is the President of Argent, a position he has held since 1998. From 1997 to 1998 he served as a portfolio manager for Commerce Bank, St. Louis, Missouri, and from 1995 to 1997 he was an investment analyst for American Express Financial Advisors. Mr. Meara is a Chartered Financial Analyst.

         The day-to-day management and operating control of Argent is done by Steven Finerty, Chairman of Argent, John F. Meara, President of Argent and John Prosperi, a Managing Director of Argent. Argent is owned primarily by its employees.

         The table below lists the name, age and principal occupation during the past five years for each of the executive officers and investment professionals of Argent:

Name, Age and Address                       Principal Occupation (Past 5 Years)
---------------------                       -----------------------------------
Steven J. Finerty, 47                       Chairman of Argent since 1998; senior equity
700 Corporate Park Dr., Ste. 320            adviser, Moneta Group Investment Advisors, Inc., a
Clayton, Missouri 63105                     registered investment adviser in St. Louis, Missouri.
                                            Mr. Finerty has been associated with the Moneta
                                            Group since 1986.

John F. Meara, 35                           President of Argent since 1998; from 1997 to 1998
700 Corporate Park Dr., Ste. 320            he served as a portfolio manager for Commerce
Clayton, Missouri 63105                     Bank, St. Louis, Missouri, and from 1995 to 1997
                                            as an investment analyst for American Express
                                            Financial Advisors.

Gary J. Orf, 37                             Managing Director of Investments at Argent since
700 Corporate Park Dr., Ste. 320            1999; prior to that he was an equity analyst and

Clayton, Missouri 63015                     portfolio manager for Firstar Bank, N.A., St. Louis,
                                            Missouri.

John D. Prosperi, 37                        Managing Director of Business Development at
700 Corporate Park Dr., Ste. 320            Argent since 2000; prior to that he was National
Clayton, Missouri 63105                     Sales Manager at Brinson Partners, St. Louis,
                                            Missouri.

K. Timothy Swanson, 34                      Managing Director of Investments at Argent since
700 Corporate Park Dr., Ste. 320            2001; prior to that he was an analyst at A.G.
Clayton, Missouri 63105                     Edwards, St. Louis, Missouri.












                                      D-2